        Exhibit 24
AMERIPRISE CERTIFICATE COMPANY
POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

Each of the undersigned as a director of Ameriprise Certificate Company (the “Company’), a face-amount certificate company registered under the Investment Company Act of 1940, hereby constitutes and appoints Abu M. Arif, Brian Granger, Thomas Nickerson, Megan E. Garcy, Ryan C. Larrenaga and Matthew L. Bolinsky or any one of them, as his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the “Commission”), in connection with the filing with the Commission of an Annual Report on Form 10-K of the Company for the fiscal year ending December 31, 2024 (the “Form 10-K”), including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as a member of the Board of Directors of the Company to the Form 10-K and such other form or forms as may be appropriate to be filed with the Commission as any of them may deem appropriate, together with all exhibits thereto, and to any and all amendments thereto and to any other documents filed with the Commission, as fully and for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signed on this 6th day of November 2024

_/s/ Karen M. Bohn______
Karen M. Bohn

_/s/ Lorna P. Gleason_____
Lorna P. Gleason

_/s/ Ronald L. Guzior_____
Ronald L. Guzior

_/s/ Robert J. McReavy____
Robert J. McReavy